UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Alpha Architect ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

213 Foxcroft Road

Broomall, Pennsylvania 19008

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Merlyn.AI Bull-Rider Bear-Fighter ETF	The Nasdaq Stock Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-195493

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of beneficial interest, with no par value per share (the “Shares”), of the Merlyn.AI Bull-Rider Bear-Fighter ETF (the “Fund”), a series of Alpha Architect ETF Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by The Nasdaq Stock Market. This amendment is being filed to change the primary listing exchange on which the Fund’s shares are listed on October 27, 2021. A description of the Shares is contained in the Prospectus, which is a part of Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A (Registration Nos. 333-195493 and 811-811-22961), filed with the Securities and Exchange Commission on January 27, 2021. Such description is incorporated by reference herein.

The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Merlyn.AI Bull-Rider Bear-Fighter ETF	84-2453264

Item 2. Exhibits

A.	Registrant’s Certificate of Trust dated October 10, 2013 is incorporated herein by reference to Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on April 25, 2014 (Accession Number: 0001582816-14-000206).

B.	Registrant’s Certificate of Amendment to the Certificate of Trust dated April 17, 2014 is incorporated herein by reference to Exhibit (a)(3) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on April 25, 2014 (Accession Number: 0001582816-14-000206).

C.	Registrant’s Agreement and Declaration of Trust dated July 18, 2014 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on October 17, 2014 (Accession Number: 0001582816-14-000543).

D.	Registrant’s By-Laws dated July 18, 2014 are incorporated herein by reference to Exhibit (b)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on October 17, 2014 (Accession Number: 0001582816-14-000543).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Alpha Architect ETF Trust

October 25, 2021

/s/ Patrick R. Cleary
Patrick R. Cleary
Secretary